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                                                                    EXHIBIT 99.1


MONDAY JANUARY 10, 12:29 PM EASTERN TIME

COMPANY PRESS RELEASE

MSI HOLDINGS ANNOUNCES PROPOSED PRIVATE PLACEMENT OF COMMON STOCK
AUSTIN, Texas--(BUSINESS WIRE)--Jan. 10, 2000--MSI Holdings Inc. (OTC BB: MSIA) today announced that it intends to conduct a private placement of its common stock.

MSI desires to raise $40 million in gross proceeds in the offering. The Company intends to use the net proceeds of the offering to build out additional data centers, implement a sales and marketing campaign, hire additional sales and marketing personnel, repay indebtedness and for general corporate purposes.

The common stock offered will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Contact:
     MSI Holdings Inc., Austin
     Gary Fortin, 512/476-6925
     Gfortin@msiaustin.com
     Or
     Robert Hersch, 512/476-6925
     Rhersch@msiaustin.com
     Or
     Allen & Caron Inc.
     Investors:
     Michael Mason, 212/698-1360
     MichaelMason1@aol.com
     Or
     Media:
     Kari Rinkeviczie, 616/647-0780
     ACIKari@aol.com